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                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


         THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of November 1, 1999 (this "Amendment"), is by and between CROWN ENERGY CORPORATION, a Utah corporation, (the "Company") and JAY MEALEY (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Company and the Executive are parties to an Employment Agreement, dated effective November 1, 1997 (the "Agreement"), pursuant to which the Company is employing the Executive as President and CEO of the Company; and

         WHEREAS, the parties desire to amend the Agreement on the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the mutual promises herein provided, the parties hereto agree as follows:

                                    AGREEMENT

         1. DEFINITIONS. Terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

         2. EXTENSION OF TERM. The end of the Term of the Agreement is extended to December 31, 2003 and Section 2.1 and 2.2 are hereby amended to reflect such extension. The Company will give no written notice of non-renewal of the Term until after December 31, 2002. as provided in Section 2.2

         3. AMENDMENT. The Agreement is amended as follows:

            Section 3.2.2 is deleted in its entirety and the following inserted in the place thereof:

            "3.2.2 STOCK PRICE BONUS. The Executive shall be paid bonus compensation (the "Stock Price Bonus") in addition to his Base Salary, based on an increase, if any, in the average price for the Company's Common Stock, $0.02 par value per share (the "Common Stock"), as quoted on the NASD's Electronic Bulletin Board, or such other exchange as the case may be, for all of the trading days in the month of September and October in each applicable fiscal year (the "Average Price") from the Base Price of the Common Stock. The Base Price for the year ending October 31, 2000 will be equal to the average bid price per share of the Common Stock for the three months immediately preceding and immediately following the effective date hereof and such Base Price will increase each year by thirty percent (30%) over the prior year Base Price. For each year ending October 31, Executive shall be paid a bonus which shall be equal to 10% of Executive's actual Base Salary for such applicable fiscal year (for purposes of this Section 3.2.2 such portion of


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the applicable Base Salary shall hereinafter be referred to as the "Stock Bonus
Payment") for each $0.20 increase in the Average Price over the Base Price for that same year; provided, that in the event the Average Price exceeds the Base Price plus $0.20, the Executive shall receive a payment equal to a pro rata portion of the Stock Bonus Payment for any additional increase which is less than $0.20. However, in no event shall the Stock Bonus Payment in any year exceed 100% of Executive's Base Salary in that year.

         4. STOCK OPTIONS. As soon as practicable, but in no event later than 30 days after the execution of this Agreement, the Company and the Executive shall execute a stock option agreement pursuant to the Company's Incentive Stock Option Plan in which the Executive is granted options (the "Options") to purchase 450,000 shares of Common Stock of the Company (or any other shares or class of stock into which the common stock shall be exchanged, recapitalized or converted), (the "Company Common Stock") at an exercise price equal to the average bid price for the three months immediately preceding and immediately following the effective date hereof. Such Options are granted in addition to those granted pursuant to Section 3.4 of the Agreement. Options to purchase 150,000 shares of the Company Common Stock shall vest on May 1, 2001, Options to purchase 150,000 shares of the Company Common Stock shall vest on May 1, 2002 and Options to purchase 150,000 shares of the Company Common Stock shall vest on May 1, 2003. In the event that the average ask price for the Company's Common Stock, as quoted on the NASD's Electronic Bulletin Board, or such other exchange as the case may be, for any thirty (30) day period (the "Stock Price") equals or exceeds (a) $1.00, then Options to purchase 150,000 shares of the Company Common Stock (the "First Shares") shall become exercisable at the end of such period,
(b) $1.30, then Options to purchase the First Shares, if applicable, and an additional 150,000 shares of the Company Common Stock (the "Second Shares") shall become exercisable at the end of such period and (c) $1.69, then Options to purchase the First Shares, if applicable, the Second Shares, if applicable, and an additional 150,000 shares of the Company Common Stock shall become exercisable at the end of such period. The Options will be exercisable for a period of ten years from the date of this Amendment.

         5. RATIFICATION. The Agreement, as amended hereby, remains in full force and effect.

         6. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.


CROWN ENERGY CORPORATION                    JAY MEALEY


By:
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Title :
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